Exhibit 99.1

MIVA NAMES ADAM POULTER AS MANAGING DIRECTOR, EUROPE

LONDON – October 21, 2005. MIVA, Inc., (NASDAQ: MIVA), the leading independent Performance Marketing Network, has today announced the appointment of Adam Poulter as Managing Director, Europe. Adam will report to MIVA’s COO, Peter Corrao, and will be based at the Company’s London offices.

Adam has over twenty years sales, business development and general management experience with over nine years at CEO level in the media industry. He joins MIVA from market leading digital content distribution network, IMD Plc.

Previously, Adam spent seven years at Carlton Communications Plc, where he developed the business model and led the US start up of cinema advertising network, Screenvision. Under Adam’s leadership, Screenvision built advertising revenues of $110 million within two years before expanding across ten European territories.

Other positions previously held by Adam include a Directorship at TDI UK Ltd, now Viacom Outdoor as well as senior media roles at Leo Burnett and Bartle, Bogle, Hegarty.

“Adam has an impressive track record in managing and growing media-based businesses both in the UK and overseas. We are delighted to have such a talented senior team member to lead our European network,” said Craig Pisaris-Henderson, MIVA's chairman and chief executive officer.

“While traditional media is scrapping to prevent its declining market share, online advertising, leading with the paid listings sector, is experiencing phenomenal growth” commented Adam Poulter, Managing Director, Europe. “As an independent performance marketing network with a history of delivering high quality service, I believe that MIVA is positioned to leverage favourable European market trends. Our vast advertiser network directly benefits from our innovative products that are designed to enable the acquisition, retention and monetization of our partners’ online audiences.”

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About MIVA®, Inc.
MIVA is the leading independent Performance Marketing Network, dedicated exclusively to helping businesses grow. MIVA connects millions of buyers with sellers at exactly the right place and time. MIVA delivers qualified leads to advertisers, helps maximise revenue for partners, facilitates commerce for online merchants and provides relevant information to customers. The Company has relationships with more than 100,000 customers, spanning North America, Europe and Asia.

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “plan,” “intend,” “believe” or “expect” or variations of such words and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to develop and successfully market new products and services, (3) our ability to participate in the growth opportunities available in our market, (4) the ability of our products to generate revenue for our partners, (5) our ability to attract and retain qualified key personnel, and (6) the potential acceptance of new products in the market. Key risks are described in MIVA's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K/A for fiscal 2004, and the most recently filed quarterly report on Form 10-Q. MIVA undertakes no obligation to update the information contained herein.

®Registered trademark of MIVA, Inc.

Contact Details
MIVA Contact:
Alex Vlasto
+44 (0) 20 7943 5522
alex.vlasto@miva.com
marketing.uk@miva.com

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